EXHIBIT 14.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3

(No. 33-63728) of Swedish Export Credit Corporation of our report dated February 20, 2004 (except for Note 31 and Note 33 which are as of April 14, 2004) relating to the financial statements, which appear in this Annual Report on Form 20-F.

KPMG Bohlins AB

/s/ Anders Linér
Anders Linér
Authorized Public Accountant

April 28, 2004
Stockholm, Sweden